UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2014

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 31, 2014, Westlake Germany GmbH & Co. KG (the “Company”), a wholly-owned subsidiary of Westlake Chemical Corporation, completed the previously announced acquisition of all of the shares of Vinnolit Holdings GmbH (“Vinnolit”) for €490 million (subject to certain closing adjustments) from certain entities associated with Advent International Corporation (the “Sellers”) pursuant to a Share Purchase Agreement to which the Company and the Sellers are party, dated May 28, 2014 (the “Purchase Agreement”). Vinnolit is an integrated global producer of specialty polyvinyl chloride resins.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On July 31, 2014, Westlake Chemical Corporation also issued a press release announcing the closing of the transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

2.1	Share Purchase Agreement, dated May 28, 2014, among Westlake Germany GmbH & Co. KG, certain affiliates of Advent International Corporation and the other parties thereto

99.1	Press Release, dated July 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: July 31, 2014

EXHIBIT LIST

Number	Exhibit

2.1	Share Purchase Agreement, dated May 28, 2014, among Westlake Germany GmbH & Co. KG, certain affiliates of Advent International Corporation and the other parties thereto

99.1	Press Release, dated July 31, 2014

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